UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55187	22-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01    Entry into a Material Definitive Agreement
On September 6, 2017, Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP (“Income NAV OP” or the “Borrower”), the operating partnership of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) amended and restated its credit agreement dated September 12, 2014 by entering into the second amended and restated credit agreement (the “Second Amended Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, joint lead arranger and a letter of credit issuer; U.S. Bank National Association (“U.S. Bank”), as syndication agent, joint lead arranger and a letter of credit issuer; Capital One, National Association (“Capital One”), as joint lead arranger and a letter of credit issuer; and other financial institutions that are or may become parties to the Second Amended Credit Agreement (collectively, with JPMorgan Chase, U.S. Bank and Capital One, the “Lenders”). The Second Amended Credit Agreement increased the allowable borrowings up to $425.0 million (the “Credit Facility”), allowing Income NAV OP to borrow up to $212.5 million in unsecured term loans (the “Term Loans”), of which $112.5 million was borrowed as of September 6, 2017 and the remaining $100.0 million may be borrowed on or prior to September 6, 2018, and up to $212.5 million in unsecured revolving loans (the “Revolving Loans”) under a revolving credit facility (the “Revolving Facility”). No amounts were outstanding under the Revolving Facility as of September 6, 2017. Up to 15.0% of the total amount of revolving commitments under the Revolving Facility may be used for issuing letters of credit. The Credit Facility is guaranteed by the Company and the consolidated subsidiaries owning or leasing the underlying unencumbered asset pool. Subject to meeting certain conditions described in the Second Amended Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million, with each increase being no less than $25.0 million. The Term Loans mature on September 6, 2022. The Revolving Facility matures on September 6, 2021 unless the Borrower elects to extend the maturity date for up to two six-month periods, but no later than September 6, 2022, subject to satisfying certain conditions described in the Second Amended Credit Agreement.
The Revolving Loans bear interest at rates depending upon the type of loan specified by the Borrower. For a Revolving Loan that is a eurodollar rate loan, as defined in the Second Amended Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR, as elected by the Borrower, multiplied by the statutory reserve rate (the “Eurodollar Rate”) for the interest period plus the applicable rate. The applicable rate is based upon the overall leverage ratio, as defined in the Second Amended Credit Agreement (the “Leverage Ratio”), and for Revolving Loans that are Eurodollar Rate loans, ranges from 1.70% at a Leverage Ratio of 40.0% or less to 2.20% at a Leverage Ratio greater than 55.0%. For Revolving Loans that are base rate loans, the interest rate will be a per annum amount equal to the applicable rate (which is 1.00% lower than the applicable rate for Revolving Loans that are Eurodollar Rate loans) plus the greatest of (a) JPMorgan Chase’s prime rate; (b) the Federal Funds Effective Rate, as defined in the Second Amended Credit Agreement, plus 0.50%; or (c) the Eurodollar Rate for a period of one month plus 1.0% (the “Base Rate”). Income NAV OP will be required to make periodic interest payments on the Revolving Loans, and the outstanding principal and any accrued and unpaid interest is due on September 6, 2021, unless extended as provided in the Second Amended Credit Agreement.
The Term Loans bear interest at rates depending upon the type of loan specified by the Borrower. The applicable rates for the Term Loans are determined in a manner consistent with Revolving Loans; however, the applicable rate for Term Loans that are Eurodollar Rate loans ranges from 1.60% at a Leverage Ratio of 40.0% or less to 2.10% at a Leverage Ratio greater than 55.0% and the applicable rate for Term Loans that are Base Rate loans is 1.00% lower than the applicable rate for Term Loans that are Eurodollar Rate loans. As of September 6, 2017, the Eurodollar Rate associated with $40.0 million of the $112.5 million outstanding Term Loans was effectively fixed by existing interest rate swaps (“Swapped Term Loans”). Based on the Leverage Ratio in effect, the weighted average all-in rate for the Swapped Term Loans was 3.231%. Income NAV OP will be required to make periodic interest payments on the Term Loans, and the outstanding principal and any accrued and unpaid interest is due on September 6, 2022.
The Borrower has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, subject to certain specific conditions including minimum prepayment amounts.
The Second Amended Credit Agreement requires the payment of customary closing and other fees and contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage ratio and fixed charge coverage ratio requirements, maximum leverage ratio and unsecured debt to unencumbered asset value ratio requirements and maximum secured debt and recourse debt requirements. The Second Amended Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature.

The foregoing is a summary description of certain terms of the Second Amended Credit Agreement and is qualified in its entirety by the text of the agreement which is filed herein as Exhibit 10.1.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated September 6, 2017, by and among Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, JPMorgan Chase, as administrative agent and a letter of credit issuer; U.S. Bank, as syndication agent; U.S. Bank and Capital One, as letter of credit issuers; Capital One, The Huntington National Bank and Regions Bank, as co-documentation agents; Capital One, as a joint lead arranger; JPMorgan Chase and U.S. Bank as joint lead arrangers and joint bookrunners; and other lending institutions that are or may become parties hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2017	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

Exhibit Index

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated September 6, 2017, by and among Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP, JPMorgan Chase, as administrative agent and a letter of credit issuer; U.S. Bank, as syndication agent; U.S. Bank and Capital One, as letter of credit issuers; Capital One, The Huntington National Bank and Regions Bank, as co-documentation agents; Capital One, as a joint lead arranger; JPMorgan Chase and U.S. Bank as joint lead arrangers and joint bookrunners; and other lending institutions that are or may become parties hereto.

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